Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

GATX CORPORATION REPORTS 2022 FOURTH-QUARTER AND FULL-YEAR RESULTS
•Rail North America and Rail International fleet utilization remained above 99%
•Lease rates in North America increased sequentially for tenth consecutive quarter
•Full-year investment volume exceeded $1.0 billion for third consecutive year
•Company initiates 2023 earnings guidance of $6.50–$6.90 per diluted share

CHICAGO, Jan. 24, 2023 - GATX Corporation (NYSE: GATX) today reported 2022 fourth-quarter net income of $48.4 million or $1.36 per diluted share, compared to net income of $61.0 million or $1.69 per diluted share in the fourth quarter of 2021. The 2022 fourth-quarter results include a net negative impact from Tax Adjustments and Other Items of $0.18 per diluted share. The 2021 fourth-quarter results include a net positive impact from Tax Adjustments and Other Items of $0.11 per diluted share.

Net income for the full-year 2022 was $155.9 million or $4.35 per diluted share, compared to $143.1 million or $3.98 per diluted share in the prior year. The 2022 and 2021 full-year results include net negative impacts from Tax Adjustments and Other Items of $1.72 per diluted share and $1.08 per diluted share, respectively. Details related to Tax Adjustments and Other Items are provided in the attached Supplemental Information.

"GATX produced solid financial results in 2022, with each business unit contributing to a positive year," said Robert C. Lyons, president and chief executive officer of GATX. "Capitalizing on strong demand for existing assets and an improved railcar leasing environment, Rail North America exceeded segment profit expectations. Our commercial team achieved higher renewal lease rates while maintaining over 99% fleet utilization. We continued to improve the efficiency of our maintenance network, completing the vast majority of repair work at our owned facilities. We further optimized our fleet by selectively selling railcars into a robust secondary market, generating $104.6 million in remarketing income for the full year.

"Rail International performed well despite supply chain disruptions that delayed new car deliveries in Europe and India. Demand for railcars in both regions was strong, and Rail Europe continued to experience increases in renewal lease rates compared to expiring rates. In Portfolio Management, the Rolls-Royce and Partners Finance affiliates performed better than we anticipated as long-haul, international air traffic improved from a year ago.

"We capitalized on a number of attractive opportunities to grow our global asset base in 2022. In Rail North America, we invested more than $815 million and entered into a new six-year supply agreement that enhances our ability to meet customer needs. Despite delivery delays internationally, we invested over $176 million at Rail Europe and almost $68 million at Rail India. In the fourth quarter, we increased our direct investment in aircraft spare engines by acquiring five additional engines for nearly $150 million. In total, our 2022 investment volume was over $1.2 billion."

Mr. Lyons added, "For 2023, we expect the railcar leasing environment in North America to remain favorable. We project slightly higher segment profit at Rail North America as higher lease revenue and continued strength in remarketing income are expected to offset rising interest expense and modestly higher maintenance expense. Rail International's 2023 segment profit is expected to increase as strong demand for new and existing railcars continues in Europe and India. In Portfolio Management, we anticipate higher earnings from RRPF driven by ongoing improvements in the operating environment for global air travel. Combined with increased earnings from GATX Engine Leasing, we expect Portfolio Management to generate higher segment profit in 2023."

Mr. Lyons concluded, "We enter 2023 facing uncertain economic conditions in North America and Europe, continued global supply chain challenges, and a heightened interest rate environment. Fortunately, GATX has a 125-year history of navigating volatile markets, and our global franchise positions us for continued strong performance in the year ahead. Based on our current outlook, we expect 2023 earnings to be in the range of $6.50–$6.90 per diluted share, which would mark another excellent year for GATX."

RAIL NORTH AMERICA
Rail North America reported segment profit of $83.5 million in the fourth quarter of 2022, compared to $75.6 million in the fourth quarter of 2021. For the full year, Rail North America reported segment profit of $321.3 million in 2022, compared to $285.4 million in 2021. 2021 fourth-quarter and year-to-date results include a net positive impact of $5.3 million from Tax Adjustments and Other Items. The increase in 2022 fourth-quarter and full-year segment profit was primarily the result of higher lease revenue and higher remarketing income.

As of Dec. 31, 2022, Rail North America’s wholly owned fleet was approximately 109,600 cars, including more than 8,600 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 99.5% at the end of the fourth quarter, compared to 99.6% at the end of the prior quarter and 99.2% at 2021 year end. During the fourth quarter, the GATX Lease Price Index (LPI), a weighted-average lease renewal rate for a group of railcars representative of Rail North America’s fleet, was positive 29.7%. This compares to positive 37.5% in the prior quarter and negative 0.7% in the fourth quarter of 2021. The average lease renewal term for railcars included in the LPI during the fourth quarter was 34 months, compared to 33 months in the prior quarter and 37 months in the fourth quarter of 2021. The fourth-quarter renewal success rate was 85.7%, compared to 87.2% in the prior quarter and 89.2% in the fourth quarter of 2021.

For full-year 2022, the renewal lease rate change of the LPI was positive 23.4% and the average renewal term was 33 months, compared to negative 8.5% and 32 months in 2021. The renewal success rate for 2022 was 85.5%, compared to 82.7% in 2021. Total investment volume was $815.9 million in 2022.

Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.

RAIL INTERNATIONAL
Rail International’s segment profit was $18.2 million in the fourth quarter of 2022, compared to $28.9 million in the fourth quarter of 2021. Full-year segment profit was $85.9 million in 2022, compared to $105.0 million in 2021. 2022 fourth-quarter and full-year results include impairment charges of $3.8 million and $14.6 million, respectively, related to the Company’s decision to exit its rail business in Russia. Compared to the prior year, lower segment profit was predominately driven by foreign exchange impacts, partially offset by more railcars on lease.

As of Dec. 31, 2022, GRE’s fleet consisted of over 28,000 cars and utilization was 99.3%, compared to 99.4% at the end of the prior quarter and 98.7% at 2021 year end.

Additional fleet statistics for GRE are provided on the last page of this press release.

PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $23.1 million in the fourth quarter of 2022, compared to segment profit of $36.3 million in the fourth quarter of 2021. 2022 fourth-quarter segment profit includes an impairment charge of $2.8 million associated with the decision to sell the specialized gas vessels. Lower segment profit in the fourth quarter of 2022 was driven by lower gains on asset dispositions at the Rolls-Royce and Partners Finance (RRPF) affiliates.

Full-year 2022 segment profit was $14.7 million, compared to $60.8 million in 2021. Full-year 2022 results include an impairment charge of $34.3 million associated with the decision to sell the specialized gas vessels and an impairment charge recorded by RRPF, of which GATX’s share is $15.3 million, related to aircraft spare engines in Russia that RRPF does not expect to recover. Excluding these impacts, higher share of affiliates' earnings from RRPF contributed to favorable 2022 full-year results.

COMPANY DESCRIPTION
At GATX Corporation (NYSE:GATX), we empower our customers to propel the world forward. GATX leases transportation assets including railcars, aircraft spare engines and tank containers to customers worldwide. Our mission is to provide innovative, unparalleled service that enables our customers to transport what matters safely and sustainably while championing the well-being of our employees and communities. Headquartered in Chicago, Illinois since its founding in 1898, GATX has paid a quarterly dividend, uninterrupted, since 1919.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2022 fourth-quarter and full-year results. Call details are as follows:

Tuesday, Jan. 24, 2023
11 a.m. Eastern Time
Domestic Dial-In: 1-888-660-6118
International Dial-In: 1-929-203-1802
Replay: 1-800-770-2030 or 1-647-362-9199 / Access Code: 2548217

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. A replay will be available on the same site starting at 2 p.m. (Eastern Time), Jan. 24, 2023.

AVAILABILITY OF INFORMATION ON GATX'S WEBSITE
Investors and others should note that GATX routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the GATX Investor Relations website. While not all of the information that the Company posts to the GATX Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in GATX to review the information that it shares on www.gatx.com under the “Investor Relations” tab.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2021 and in any subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•the impact of the ongoing military action between Russia and Ukraine, including sanctions and countermeasures, on domestic and global economic and geopolitical conditions in general and on our ability to consummate the sale of our railcar leasing business in Russia
•the duration and effects of the global COVID-19 pandemic and measures taken in response, including adverse impacts on our operations, commercial activity, supply chain, the demand for our transportation assets, the value of our assets, our liquidity, and macroeconomic conditions
•exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving transportation assets
•inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market or other changes in supply and demand
•a significant decline in customer demand for our transportation assets or services, including as a result of:
◦weak macroeconomic conditions or increased interest rates
◦weak market conditions in our customers' businesses
◦adverse changes in the price of, or demand for, commodities
◦changes in railroad operations, efficiency, pricing and service offerings, including those related to "precision scheduled railroading" or labor strikes or shortages
◦changes in, or disruptions to, supply chains
◦availability of pipelines, trucks, and other alternative modes of transportation
◦changes in conditions affecting the aviation industry, including reduced demand for air travel, geographic exposure and customer concentrations
◦other operational or commercial needs or decisions of our customers
◦customers' desire to buy, rather than lease, our transportation assets
•higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
•events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure

•financial and operational risks associated with long-term purchase commitments for transportation assets
•reduced opportunities to generate asset remarketing income
•inability to successfully consummate and manage ongoing acquisition and divestiture activities
•reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses, and the risks that certain factors that adversely affect Rolls-Royce could have an adverse effect on our businesses
•fluctuations in foreign exchange rates
•inflation or deflation
•failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•asset impairment charges we may be required to recognize
•deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•competitive factors in our primary markets, including competitors with significantly lower costs of capital
•risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties or trade barriers affecting our activities in the countries where we do business
•changes in, or failure to comply with, laws, rules, and regulations
•U.S. and global political conditions
•inability to obtain cost-effective insurance
•environmental liabilities and remediation costs
•potential obsolescence of our assets
•inadequate allowances to cover credit losses in our portfolio
•operational, functional and regulatory risks associated with climate change, severe weather events and natural disasters, and other environmental, social and governance matters
•inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business
•changes in assumptions, increases in funding requirements or investment losses in our pension and post-retirement plans
•inability to maintain effective internal control over financial reporting and disclosure controls and procedures

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Shari Hellerman
Senior Director, Investor Relations, ESG, and External Communications
312-621-4285
shari.hellerman@gatx.com

(01/24/2023)

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended December 31		Twelve Months Ended December 31
	2022	2021	2022	2021
Revenues
Lease revenue	$294.0	$288.4	$1,154.6	$1,140.5
Marine operating revenue	2.7	5.4	18.9	19.1
Other revenue	26.0	27.2	99.5	97.8
Total Revenues	322.7	321.0	1,273.0	1,257.4
Expenses
Maintenance expense	71.4	72.0	292.7	297.1
Marine operating expense	2.4	3.7	14.1	17.5
Depreciation expense	89.3	93.2	357.5	364.4
Operating lease expense	9.0	9.1	36.1	39.2
Other operating expense	8.7	12.7	37.4	44.0
Selling, general and administrative expense	52.3	57.5	195.0	198.3
Total Expenses	233.1	248.2	932.8	960.5
Other Income (Expense)
Net gain on asset dispositions	24.5	26.8	77.9	105.9
Interest expense, net	(57.3)	(50.6)	(214.0)	(204.0)
Other (expense) income	(11.2)	6.0	(27.0)	(3.7)
Income before Income Taxes and Share of Affiliates’ Earnings	45.6	55.0	177.1	195.1
Income taxes	(16.0)	(16.8)	(54.8)	(53.2)
Share of affiliates’ earnings, net of taxes	18.8	22.8	33.6	1.2
Net Income	$48.4	$61.0	$155.9	$143.1

Share Data
Basic earnings per share	$1.38	$1.72	$4.41	$4.04
Average number of common shares	35.2	35.5	35.4	35.4

Diluted earnings per share	$1.36	$1.69	$4.35	$3.98
Average number of common shares and common share equivalents	35.8	36.0	35.9	36.0

Dividends declared per common share	$0.52	$0.50	$2.08	$2.00

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	December 31	December 31
	2022	2021
Assets
Cash and Cash Equivalents	$303.7	$344.3
Restricted Cash	0.3	0.2
Short-Term Investments	148.5	—
Receivables
Rent and other receivables	71.4	69.8
Finance leases (as lessor)	96.5	100.2
Less: allowance for losses	(5.9)	(6.2)
	162.0	163.8

Operating Assets and Facilities	11,675.0	11,163.6
Less: allowance for depreciation	(3,424.7)	(3,378.8)
	8,250.3	7,784.8
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	243.5	270.7
Finance leases, net of accumulated depreciation	—	1.5
	243.5	272.2

Investments in Affiliated Companies	575.1	588.4
Goodwill	117.2	123.0
Other Assets ($40.0 million and $3.8 million related to assets held for sale)	271.4	265.0
Total Assets	$10,072.0	$9,541.7

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$202.2	$215.8
Debt
Commercial paper and borrowings under bank credit facilities	17.3	18.1
Recourse	6,431.5	5,887.5
	6,448.8	5,905.6
Lease Obligations (as lessee)
Operating leases	257.9	286.2
Finance leases	—	1.5
	257.9	287.7

Deferred Income Taxes	1,031.5	1,001.0
Other Liabilities	102.0	112.4
Total Liabilities	8,042.4	7,522.5
Total Shareholders’ Equity	2,029.6	2,019.2
Total Liabilities and Shareholders’ Equity	$10,072.0	$9,541.7

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2022
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$211.0	$66.8	$8.2	$8.0	$294.0
Marine operating revenue	—	—	2.7	—	2.7
Other revenue	20.2	2.6	1.6	1.6	26.0
Total Revenues	231.2	69.4	12.5	9.6	322.7
Expenses
Maintenance expense	58.4	12.4	—	0.6	71.4
Marine operating expense	—	—	2.4	—	2.4
Depreciation expense	64.9	17.1	4.2	3.1	89.3
Operating lease expense	9.0	—	—	—	9.0
Other operating expense	5.3	2.3	0.6	0.5	8.7
Total Expenses	137.6	31.8	7.2	4.2	180.8
Other Income (Expense)
Net gain (loss) on asset dispositions	29.7	(3.3)	(2.0)	0.1	24.5
Interest expense, net	(38.8)	(12.1)	(5.1)	(1.3)	(57.3)
Other expense	(1.2)	(4.0)	—	(6.0)	(11.2)
Share of affiliates' pre-tax earnings	0.2	—	24.9	—	25.1
Segment profit (loss)	$83.5	$18.2	$23.1	$(1.8)	$123.0
Less:
Selling, general and administrative expense					52.3
Income taxes (includes $6.3 related to affiliates' earnings)					22.3
Net income					$48.4

Selected Data:
Investment volume	$139.3	$66.1	$149.7	$12.8	$367.9

Net Gain (loss) on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$27.8	$0.6	$—	$0.1	$28.5
Residual sharing income	0.1	—	0.8	—	0.9
Non-remarketing net gains (1)	1.8	(0.1)	—	—	1.7
Asset impairments	—	(3.8)	(2.8)	—	(6.6)
	$29.7	$(3.3)	$(2.0)	$0.1	$24.5
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2021
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$203.1	$68.2	$8.3	$8.8	$288.4
Marine operating revenue	—	—	5.4	—	5.4
Other revenue	20.8	3.5	—	2.9	27.2
Total Revenues	223.9	71.7	13.7	11.7	321.0
Expenses
Maintenance expense	56.6	14.0	—	1.4	72.0
Marine operating expense	—	—	3.7	—	3.7
Depreciation expense	65.4	18.4	5.0	4.4	93.2
Operating lease expense	9.1	—	—	—	9.1
Other operating expense	7.7	3.5	0.5	1.0	12.7
Total Expenses	138.8	35.9	9.2	6.8	190.7
Other Income (Expense)
Net gain on asset dispositions	19.5	0.7	6.3	0.3	26.8
Interest expense, net	(33.7)	(11.0)	(4.6)	(1.3)	(50.6)
Other income (expense)	4.5	3.4	—	(1.9)	6.0
Share of affiliates' pre-tax earnings	0.2	—	30.1	—	30.3
Segment profit	$75.6	$28.9	$36.3	$2.0	$142.8
Less:
Selling, general and administrative expense					57.5
Income taxes (includes $7.5 related to affiliates' earnings)					24.3
Net income					$61.0

Selected Data:
Investment volume	$180.0	$47.2	$—	$11.5	$238.7

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$18.5	$0.5	$—	$—	$19.0
Residual sharing income	0.1	—	6.3	—	6.4
Non-remarketing net gains (1)	3.3	0.2	—	0.3	3.8
Asset impairments	(2.4)	—	—	—	(2.4)
	$19.5	$0.7	$6.3	$0.3	$26.8
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2022
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$826.0	$266.2	$33.0	$29.4	$1,154.6
Marine operating revenue	—	—	18.9	—	18.9
Other revenue	82.0	9.1	1.7	6.7	99.5
Total Revenues	908.0	275.3	53.6	36.1	1,273.0
Expenses
Maintenance expense	238.5	51.4	—	2.8	292.7
Marine operating expense	—	—	14.1	—	14.1
Depreciation expense	258.6	69.1	17.8	12.0	357.5
Operating lease expense	36.1	—	—	—	36.1
Other operating expense	24.5	8.3	2.3	2.3	37.4
Total Expenses	557.7	128.8	34.2	17.1	737.8
Other Income (Expense)
Net gain (loss) on asset dispositions	119.7	(11.2)	(31.1)	0.5	77.9
Interest expense, net	(144.6)	(45.6)	(19.0)	(4.8)	(214.0)
Other expense	(4.6)	(3.8)	—	(18.6)	(27.0)
Share of affiliates' pre-tax earnings	0.5	—	45.4	—	45.9
Segment profit (loss)	$321.3	$85.9	$14.7	$(3.9)	$418.0
Less:
Selling, general and administrative expense					195.0
Income taxes (includes $12.3 related to affiliates' earnings)					67.1
Net income					$155.9

Selected Data:
Investment volume	$815.9	$243.9	$149.7	$46.3	$1,255.8

Net Gain (loss) on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$102.2	$1.6	$—	$0.3	$104.1
Residual sharing income	2.4	—	3.2	—	5.6
Non-remarketing net gains (1)	15.1	1.8	—	0.2	17.1
Asset impairments	—	(14.6)	(34.3)	—	(48.9)
	$119.7	$(11.2)	$(31.1)	$0.5	$77.9
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2021
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$814.5	$272.9	$28.1	$25.0	$1,140.5
Marine operating revenue	—	—	19.1	—	19.1
Other revenue	77.2	11.4	0.5	8.7	97.8
Total Revenues	891.7	284.3	47.7	33.7	1,257.4
Expenses
Maintenance expense	235.4	57.6	—	4.1	297.1
Marine operating expense	—	—	17.5	—	17.5
Depreciation expense	261.1	73.6	17.6	12.1	364.4
Operating lease expense	39.2	—	—	—	39.2
Other operating expense	30.3	9.0	1.7	3.0	44.0
Total Expenses	566.0	140.2	36.8	19.2	762.2
Other Income (Expense)
Net gain on asset dispositions	94.3	2.7	8.0	0.9	105.9
Interest expense, net	(136.2)	(45.2)	(16.6)	(6.0)	(204.0)
Other income (expense)	1.6	3.4	2.0	(10.7)	(3.7)
Share of affiliates' pre-tax earnings	—	—	56.5	—	56.5
Segment profit (loss)	$285.4	$105.0	$60.8	$(1.3)	$449.9
Less:
Selling, general and administrative expense					198.3
Income taxes (includes $55.3 related to affiliates' earnings)					108.5
Net income					$143.1

Selected Data:
Investment volume	$574.4	$173.3	$353.0	$31.2	$1,131.9

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$80.7	$1.2	$—	$0.5	$82.4
Residual sharing income	0.9	—	8.0	—	8.9
Non-remarketing net gains (1)	15.1	1.5	—	0.4	17.0
Asset impairments	(2.4)	—	—	—	(2.4)
	$94.3	$2.7	$8.0	$0.9	$105.9
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income(1)

	Three Months Ended December 31		Twelve Months Ended December 31
	2022	2021	2022	2021
Net income (GAAP)	$48.4	$61.0	$155.9	$143.1
Adjustments attributable to consolidated pre-tax income:
Rail Russia impairment at Rail International (2)	3.8	—	14.6	—
Specialized Gas Vessels impairment at Portfolio Management (3)	2.8	—	34.3	—
Environmental remediation costs (4)	—	—	5.9	—
Net insurance proceeds (5)	—	(5.3)	—	(5.3)
Debt extinguishment costs (6)	—	—	—	4.5
Total adjustments attributable to consolidated pre-tax income	$6.6	$(5.3)	$54.8	$(0.8)
Income taxes thereon, based on applicable effective tax rate	$—	$1.3	$(1.5)	$0.2
Other income tax adjustments attributable to consolidated income:
Income tax rate change (7)	—	—	(3.0)	—
Total other income tax adjustments attributable to consolidated income	$—	$—	$(3.0)	$—
Adjustments attributable to affiliates' earnings, net of taxes:
Aircraft spare engine impairment at RRPF (8)	—	—	11.5	—
Income tax rate change (9)	—	—	—	39.7
Total adjustments attributable to affiliates' earnings, net of taxes	$—	$—	$11.5	$39.7
Net income, excluding tax adjustments and other items (non-GAAP)	$55.0	$57.0	$217.7	$182.2

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share(1)

	Three Months Ended December 31		Twelve Months Ended December 31
	2022	2021	2022	2021
Diluted earnings per share (GAAP)	$1.36	$1.69	$4.35	$3.98
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$1.54	$1.58	$6.07	$5.06

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

Impact of Tax Adjustments and Other Items on Return on Equity(1)

	Twelve Months Ended December 31
	2022	2021
Return on Equity (GAAP)	7.7%	7.2%
Return on equity, excluding tax adjustments and other items (non-GAAP)	10.8%	9.2%
_________
(1)    In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income, diluted earnings per share, and return on equity because we believe these items are not attributable to our business operations. Management utilizes net income, excluding tax adjustments and other items, when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.
(2)    In 2022, we made the decision to exit our rail business in Russia. As a result, we recorded losses associated with the impairment of the net assets.
(3)    In 2022, we made the decision to sell the Specialized Gas Vessels. As a result, we recorded losses associated with the impairments of these assets.
(4)    Reserve recorded as part of an executed agreement for anticipated remediation costs at a previously owned property, sold in 1974.
(5)    Net gain from insurance recoveries from storm damage to a maintenance facility at Rail North America.
(6)    Write-off of unamortized deferred financing costs associated with the early redemption of our $150 million 5.625% Senior Notes due 2066.
(7)    Deferred income tax adjustment due to an enacted corporate income tax rate reduction in Austria in 2022.
(8)    Impairment losses related to aircraft spare engines in Russia that RRPF does not expect to recover.
(9)    Deferred income tax adjustment due to an enacted corporate income tax rate increase in the United Kingdom in 2021.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)
(Continued)

	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021

Total Assets, Excluding Cash and Short-Term Investments, by Segment

Rail North America	$6,439.1	$6,405.4	$6,347.2	$6,183.7	$6,101.6
Rail International	1,731.3	1,554.3	1,634.5	1,677.9	1,689.2
Portfolio Management	1,084.8	970.9	1,010.3	1,031.5	1,040.0
Other	364.3	348.2	351.7	366.0	366.4
Total Assets, excluding cash and short-term investments	$9,619.5	$9,278.8	$9,343.7	$9,259.1	$9,197.2

Debt and Lease Obligations, Net of Unrestricted Cash and Short-Term Investments

Unrestricted cash and short-term investments	$(452.2)	$(596.3)	$(180.3)	$(649.3)	$(344.3)
Commercial paper and bank credit facilities	17.3	16.3	20.0	18.6	18.1
Recourse debt	6,431.5	6,353.1	5,964.4	6,256.9	5,887.5
Operating lease obligations	257.9	259.0	266.7	273.4	286.2
Finance lease obligations	—	—	—	—	1.5
Total debt and lease obligations, net of unrestricted cash and short-term investments	$6,254.5	$6,032.1	$6,070.8	$5,899.6	$5,849.0
Total recourse debt (1)	$6,254.5	$6,032.1	$6,070.8	$5,899.6	$5,849.0
Shareholders’ Equity	$2,029.6	$1,940.5	$1,981.5	$2,060.8	$2,019.2
Recourse Leverage (2)	3.1	3.1	3.1	2.9	2.9
 _________
(1)    Includes recourse debt, commercial paper and bank credit facilities, and operating and finance lease obligations, net of unrestricted cash and short-term investments.
(2)    Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets, Excluding Cash and Short-Term Investments

Total Assets	$10,072.0	$9,875.4	$9,524.2	$9,908.6	$9,541.7
Less: cash and short-term investments	(452.5)	(596.6)	(180.5)	(649.5)	(344.5)
Total Assets, excluding cash and short-term investments	$9,619.5	$9,278.8	$9,343.7	$9,259.1	$9,197.2

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	29.7%	37.5%	18.3%	9.3%	(0.7)%
Average renewal term (months)	34	33	34	30	37
Fleet Rollforward (2)
Beginning balance	101,289	101,272	100,452	101,570	101,341
Cars added	583	772	1,414	943	959
Cars scrapped	(486)	(506)	(594)	(547)	(358)
Cars sold	(432)	(249)	—	(1,514)	(372)
Ending balance	100,954	101,289	101,272	100,452	101,570
Utilization	99.5%	99.6%	99.4%	99.3%	99.2%
Average active railcars	100,618	100,783	100,079	100,253	100,658
Boxcar Fleet Rollforward
Beginning balance	10,224	10,315	10,283	12,946	12,809
Cars added	106	—	85	352	421
Cars scrapped	(94)	(91)	64	(109)	(184)
Cars sold	(1,573)	—	(117)	(2,906)	(100)
Ending balance	8,663	10,224	10,315	10,283	12,946
Utilization	99.9%	100.0%	99.9%	99.8%	99.7%
Average active railcars	9,032	10,267	10,239	10,856	12,747
Rail Europe Statistics
Fleet Rollforward
Beginning balance	27,701	27,470	27,192	27,109	26,840
Cars added	362	277	347	225	333
Cars scrapped/sold	(58)	(46)	(69)	(142)	(64)
Ending balance	28,005	27,701	27,470	27,192	27,109
Utilization	99.3%	99.4%	99.9%	99.0%	98.7%
Average active railcars	27,658	27,489	27,158	26,850	26,562
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	78.8%	80.1%	79.8%	79.9%	76.3%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	(0.3)%	0.1%	(0.1)%	2.6%	6.6%
Year-over-year Change in U.S. Carloadings (chemical) (4)	—%	3.1%	4.9%	9.4%	5.6%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	(7.6)%	(10.4)%	(13.1)%	(15.3)%	(4.5)%
Production Backlog at Railcar Manufacturers (5)	n/a (6)	61,415	47,461	46,208	42,993
_________
(1)    GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures lease rate pricing on renewals for our North American railcar fleet, excluding boxcars. GATX calculates the index using the weighted-average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2)    Excludes boxcar fleet.
(3)    As reported and revised by the Federal Reserve.
(4)    As reported by the Association of American Railroads (AAR).
(5)    As reported by the Railway Supply Institute (RSI).
(6)    Not available, not published as of the date of this release.